FORM OF TRANSFER AGENT AGREEMENT

         THIS AGREEMENT is made and entered into on this 5th day of October, 1998, by and between The Simms Funds, a Delaware business trust (the "Trust") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (the "Agent").

         WHEREAS, the Trust is an open-end management investment company which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Agent is a limited liability company and, among other things, is in the business of administering transfer and dividend disbursing agent functions for the benefit of its customers;

         NOW, THEREFORE, the Trust and the Agent do mutually promise and agree as follows:

1. Terms of Appointment; Duties of the Agent

         Subject to the terms and conditions set forth in this Agreement, the Trust hereby employ and appoint the Agent to act as transfer agent and dividend disbursing agent.

         The Agent shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

          A. Receive orders for the purchase of shares, with prompt delivery, where appropriate, of payment and supporting documentation to the Trust's custodian;

          B. Process purchase orders and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

          C.   Process  redemption  requests  received in good order and,  where
               relevant,   deliver  appropriate  documentation  to  the  Trust's
               custodian;

          D.   Pay  monies  upon  receipt  from  the  Trust's  custodian,  where
               relevant  in  accordance  with  the   instructions  of  redeeming
               shareholders;

          E. Process transfers of shares in accordance with the shareowner's instructions;

          F. Process exchanges between series of the Trust and other funds managed by Simms Capital Management, Inc., the Trust's investment adviser;

          G.   Issue and cancel certificates as instructed; replace lost, stolen
               or   destroyed   certificates   upon   receipt  of   satisfactory
               indemnification or surety bond;

          H. Prepare and transmit payments for dividends and distributions declared by the Trust;

          I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

          J. Record the issuance of shares of the Trust and maintain, pursuant to Rule 17Ad-10(e) under Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of the Trust which are authorized, issued and outstanding;

          K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

          L.   Mail   shareholder    reports   and   prospectuses   to   current
               shareholders;

          M. Prepare and file U.S. Treasury Department Form 1099 and other appropriate information required with respect to dividends and distributions for all shareholders;

          N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust; and

          O. Provide a Blue Sky System which will enable the Trust to monitor the total number of shares sold in each state. In addition, the Trust shall identify to the Agent in writing those transactions and assets to be treated as exempt from the Blue Sky reporting to the Trust for each state. The responsibility of the Agent for the Trust's Blue Sky state registration status is solely limited to the initial compliance by the Trust and the reporting of such transactions to the Trust.

2.       Compensation

                  The Trust agrees to pay the Agent for performance of the duties listed in this Agreement in accordance with the attached Schedule A; the fees and out-of-pocket expenses include, but are not limited to the following: printing, postage, forms, stationery, record retention, mailing, insertion, programming, labels, shareholder lists and proxy expenses. If the Trust elects to terminate this Agreement prior to the first anniversary of this Agreement, the Trust agrees to reimburse Agent for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

         The Trust agrees to pay all fees and  reimbursable  expenses within ten
(10) business days following receipt of the billing notice.

3. Representations of Agent

          The Agent represents and warrants to the Trust that:

          A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

          B.   It is a registered transfer agent under the Exchange Act.

          C. It is duly qualified to carry on its business in the state of Wisconsin;

          D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

          E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement; and

          F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

          G. It will comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

4. Representations of the Trust

          The Trust represent and warrant to the Agent that:

          A. The Trust is an open-end diversified investment company under the 1940 Act;

          B. The Trust is a business trust organized, existing, and in good standing under the laws of the State of Delaware;

          C. The Trust is empowered under applicable laws and by its Trust Instrument and bylaws to enter into and perform this Agreement;

          D. All necessary proceedings required by the Trust Instrument have been taken to authorize it to enter into and perform this Agreement;

          E.   The Trust will comply  with all  applicable  requirements  of the
               Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

          F. A registration statement under the Securities Act is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Trust being offered for sale.

5. Covenants of the Trust and Agent

         The Trust shall furnish the Agent a certified copy of the resolution of the Board of Trustees of the Trust (the "Board") authorizing the appointment of the Agent and the execution of this Agreement. The Trust shall provide to the Agent a copy of the Trust Instrument, bylaws of the Trust, and all amendments.

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, the Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such section and rules and will be surrendered to the Trust on and in accordance with its request.

6. Indemnification; Remedies Upon Breach

         The Agent shall exercise reasonable care in the performance of its duties under this Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Agent's control, except a loss resulting from the Agent's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Agent from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Agent may sustain or incur or which may be asserted against the Agent by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to the Agent by any duly authorized officer of the Trust, such duly authorized officer to be included in a list of authorized officers furnished to the Agent and as amended from time to time in writing by resolution of the Board.

         Further, the Trust will indemnify and hold the Agent harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action, or suit as a result of the negligence of the Trust or the principal underwriter (unless contributed to by the Agent's breach of this Agreement or other Agreements between the Trust and the Agent, or the Agent's own negligence or bad faith); or as a result of the Agent acting upon telephone instructions relating to the exchange or redemption of shares received by the Agent and reasonably believed by the Agent under a standard of care customarily used in the industry to have originated from the record owner of the subject shares; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned, or executed by any person or persons authorized to sign, countersign, or execute the same.

         In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, the Agent shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond the Agent's control. The Agent will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of the Agent. The Agent agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Trust shall be entitled to inspect the Agent's premises and operating capabilities at any time during regular business hours of the Agent, upon reasonable notice to the Agent.

         Regardless of the above, the Agent reserves the right to reprocess and correct administrative errors at its own expense.

         In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use all reasonable care to notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Agent against any claim which may be the subject of this indemnification. In the event that the Trust so elects, it will so notify the Agent and thereupon the Trust shall take over complete defense of the claim, and the Agent shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The Agent shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent except with the Trust's prior written consent. The Agent shall indemnify and hold the Trust harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Trust by any person arising out of any action taken or omitted to be taken by the Agent as a result of the Agent's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

7. Confidentiality

         The Agent agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Trust and its shareholders and shall not be disclosed to any other party, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

8. Additional Series

         The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this agreement.

9. Records

         The Agent shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Trust but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. The Agent agrees that all such records prepared or maintained by the Agent relating to the services to be performed by the Agent hereunder are the property of the Trust and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Trust on and in accordance with its request.

10. Wisconsin Law to Apply

         This  Agreement   shall  be  construed  and  the   provisions   thereof
interpreted under and in accordance with the laws of the state of Wisconsin.

11. Amendment, Assignment, Termination and Notice

          A. This Agreement may be amended by the mutual written consent of the parties.

          B. This Agreement may be terminated upon ninety (90) days' written notice given by one party to the other.

          C. This Agreement and any right or obligation hereunder may not be assigned by either party without the signed, written consent of the other party.

          D. Any notice required to be given by the parties to each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed to the principal place of business of the other party. If to the Agent, such notice should to be sent to 615 East Michigan Street, Milwaukee, Wisconsin 53202. If to the Trust, such notice should be sent to 55 Railroad Avenue, Greenwich, Connecticut 06830.

          E. In the event that the Trust gives to the Agent its written intention to terminate and appoints a successor transfer agent, the Agent agrees to cooperate in the transfer of its duties and responsibilities to the successor, including any and all relevant books, records and other data established or maintained by the Agent under this Agreement.

          F.   Should  the  Trust   exercise   its  right  to   terminate,   all
               out-of-pocket expenses associated with the movement of records and material will be paid by the Trust.

12. Year 2000 Compliance

         The Agent represents that it has examined and tested its internal systems which have been developed to support the services outlined herein, and as of the date of this Agreement, has no knowledge of any situation or circumstance that will inhibit the systems' ability to perform the expected functions, or inhibit the Agent's ability to provide the expected services as a result of any business interruptions or other business problems relating to dates or days before, during, and after the year 2000. In connection with the foregoing, the Agent represents that it has made reasonable inquiry of its business partners and other entities with whom it conducts business and has carefully considered the responses of those third-parties.

The Simms Funds                              Firstar Mutual Fund Services, LLC

By:  ______________________________         By:  ______________________________

Print:_____________________________         Print:_____________________________

Title:_____________________________         Title:_____________________________

Date:_____________________________          Date:_____________________________

Attest:  __________________________         Attest:  ___________________________

                                   SCHEDULE A

                    Transfer Agent and Shareholder Servicing
                               Annual Fee Schedule

|X|  $16.00 per shareholder account - load/no-load funds

|X| Minimum annual fees of $24,000 for the first fund and $14,000 for each additional fund and/or class of share

|X|  Plus out-of-pocket expenses, including but not          |X|  ACH Shareholder Services
     limited to:                                                  -- $125.00 per month per fund group
     o        Telephone - toll free lines                         o   $  .50 per account set-up and/or change
     o        Postage                                             o   $  .50 per item for AIP purchases
     o        Programming                                         o   $  .50 per item for EFT payments and purchases
     o        Stationery/Envelope                                 o   $3.50 per correction, reversal, return item
     o        Mailing
     o        Insurance
     o        Proxies
     o        Retention of records
     o        Microfilm/fiche of records
     o        Special reports
     o        ACH fees
     o        NSCC charges
     o        All other out-of-pocket expenses



Service Charges to Investors
----------------------------



|X|  Qualified Plan Fees (Billed to Investors)

     o   Annual maintenance fee per account (Cap at $25.00 per SSN)                        $12.50 / acct
     o   Transfer to successor trustee                                                     $15.00 / trans.
     o   Distribution to participant (Exclusive of SWP)                                    $15.00 / trans.
     o   Refund of excess contribution                                                     $15.00 / trans.

|X|  Additional Shareholder Fees (Billed to Investors)

     o   Any outgoing wire transfer                                                        $ 12.00 / wire
     o   Telephone exchange                                                                $   5.00 exch.
     o   Return check fee                                                                  $ 20.00 /item
     o   Stop payment (Liquidation, dividend, draft check)                                 $ 20.00 / stop
     o   Research fee (For requested items of the second calendar year [or previous] to    $  5.00 / item
         the request) (Cap at $25.00)
|X|  Fees and out-of-pocket expenses are billed to the fund monthly


                                      NSCC
                              Out-of-Pocket Charges


|X|  NSCC Interfaces
     -- Set-Up
          o   Fund/SERV, Networking, ACATS, Exchanges DCCS,        $5,000 set-up (one time)
              RAT
          o   Commission Settlement                                $5,000 set-up (one time)

     -- Processing
          o   FundServ                                             $   50 / month
          o   Networking                                           $  250 / month
          o   CPU Access                                           $    40 / month
          o   FundServ Transactions                                $   .35 / trade
          o   Networking - per item                                $   .025 / monthly dividend fund
          o   Networking - per item                                $   .015 / non-mo. dividend fund
          o   First Data                                           $   .10  / next-day FundServ trade
          o   First Data                                           $   .15  / same-day FundServ trade

     -- NSCC Implementation
          o   8 to 10 weeks lead time


                              Mutual Fund Services
                        Additional Out-of-Pocket Expenses


|X|  Database Select Request                         $200 per select request

|X|  Postage                                         $.31 per one ounce pre-sort first class envelope


|X|  Shareholder Records Search                      $3.00 per search of lost shareholder (based upon 2 returned mail items)

|X|  PAR System Restore                              $1,500 per restore

|X|  Data and Report Transmission
          -- Monthly Service and Support
          -- Per Record transmitted                  $160 per month
                                                     $.01 per record

|X|  New Fund Programming
     -- Fund Group Setup                             $1,500 per fund group
     -- Fund Addition to Existing Group              $600 per fund
     -- Additional Classes to Existing Group         $250 per class

     -- Additional Programming                       $150.00 per hour


                       Firstar Client Remote Connectivity
                        Installation and Operating Costs



---------------------------------------------------------------------------------------------------------------------
|X|  Tier 1                                                     |X|  Installation $1,500 per concurrent session
     --   Remote access to AMtrust, CPORT, PAR                                        (one-time)
     --   Installation support                                  |X|  Maintenance  $125 per month per concurrent
     --   Help Desk maintenance and support                                           connection
              o   Connectivity
              o   Application                                   (Client will have additional costs of communication
                                                                connection at client site, modems, PC requirements)




---------------------------------------------------------------------------------------------------------------------
|X|  Tier II                                                     |X| Installation  $2,600 per concurrent session
    -- Remote access to  Trust Touch                                                   (one-time)  Additional PC's -
    -- Installation  support                                                           $100 per PC  beyond  concurrent connection
    -- Help Desk  maintenance  and  support                                                   requirement
              o   Connectivity                                                     $100 setup per additional
              o   Application                                                       connection
                                                                 |X| Maintenance   $125 per month per concurrent
                                                                                     connection

                                                                 (Client will have
                                                                 additional  costs of
                                                                 communication connection
                                                                 at client site, modems,
                                                                 PC requirements)


---------------------------------------------------------------------------------------------------------------------
|X|  Tier III                                                    |X| Installation  $2,600 per concurrent session
    -- Remote access to Firstar Impress                                                  (one-time)  Additional PC's -
    -- Installation  support                                                       $100 per PC  beyond  concurrent connection
    -- Help Desk  maintenance  and  support                                                   requirement
              o   Connectivity                                                     $100 setup per additional
              o   Application                                                       connection
                                                                 |X| Maintenance   $125 per month per concurrent
    -- Recommend WAN                                                                 connection
       connection starting at                                                      $170 per month per
       256kb                                                                            license per concurrent
                                                                                        connection

                                                                 (Client will have
                                                                 additional costs of
                                                                 communication connection
                                                                 at client site, modems,
                                                                 PC requirements)



                              Mutual Fund Services
                                Internet Services

|X| Internet  Services                         |X|  Customer assistance  with  fund  net  site integration
                                               |X|  Internet  on-line
                                                    access  to  shareholder   account
                                                    data subject to
                                                    Firstar security constraints
                                               |X|  PIN administration through Firstar customer service
                                               |X|  Shareholder Transactions-exchange, redemption, purchase based upon preauthorized shareholder instructions

|X|  Fund Group Setup
          o   Initial Access                   |X|  $25,000 per fund group (one-time)
          o   Technical Setup                  |X|  $135.00 per hour (maximum $4,500.00)
          o   Page Customization               |X|  $135.00 per hour (maximum $6,700.00)

|X|  Recurring Costs
          o   Annual Access                    |X|  $10,000 per year
          o   Account Inquiries                |X|  $     .25 per inquiry
          o   Financial Transactions           |X|  $    1.00 per financial transaction
          o   PIN Administration               |X|  $    .40 per PIN assignment or acknowledgment

|X|  Firstar Customer Requirements             |X|  Customer  net  site
                                               |X|  Provide content for site  integration
                                               |X|  Signed Firstar service agreement


                                      DAZL
                              Out-of-Pocket Charges


|X| DAZL Services - DAZL (Data Access Zip Link) is the electronic delivery system transfer of mutual fund data and shareholder account data to the financial intermediary firm (financial planners, broker/dealers, etc.) that can be easily imported into the intermediary firm's portfolio management software.


|X|  DAZL and DAZL Direct

     (Electronic data delivery of fund and shareholder information to financial intermediaries/advisors-either mainframe to mainframe or file delivery to electronic mailbox service)

          o   Set-up                                       $5,000 / interface
          o   Monthly Usage                                $1,000 / month
          o   Transmission                                 $ .015 / price record
                                                           $ .025 / other record
          o   Enhancement                                  $ 125 / hour



     (Electronic data delivery of fund and shareholder information and generate financial transactions from financial intermediary firms back to Firstar, capabilities through DAZL)

          o   Same charges as above
          o   No charge for transmission of financial trades to Firstar

Dated as of October 5, 1998